UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 19, 2007
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously announced on March 2, 2007, Doral Financial Corporation (the “Company”) was unable to timely file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) as a result of delays in the preparation of its consolidated financial statements for the year ended December 31, 2006 and in management’s evaluation of the Company’s internal control over financial reporting as of December 31, 2006.
     As a result, on March 19, 2007, the NYSE Regulation Inc. (“NYSE Regulation”) notified the Company that it is subject to the procedures specified in Rule 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE’s Listed Company Manual. Rule 802.01E provides, among other things, that the NYSE Regulation will monitor the Company and the filing status of the 2006 Form 10-K on an ongoing basis over up to a maximum twelve month trading period, subject to the right of the NYSE Regulation to take action at any time, if circumstances warrant. However, if the Company has not filed its 2006 Form 10-K within six months of the filing due date of the 2006 Form 10-K, the staff of NYSE Regulation will formally evaluate the Company and may grant up to an additional six-month trading period to file the 2006 Form 10-K or commence suspension and delisting procedures against the Company.
     The Company expects to file its 2006 Form 10-K well before the initial six-month period provided by Rule 802.01E. The Company currently expects to file this annual report during the second half of April 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: April 3, 2007	By:	/s/ Marangal I. Domingo
		Name:	Marangal I. Domingo
		Title:	Chief Financial Officer

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